Exhibit 32.01

Certification Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of OGE Energy Corp. (the “Company”) on Form 10-K for the period ended December 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 13, 2009

/s/ Peter B. Delaney
Peter B. Delaney Chairman of the Board, President and Chief Executive Officer

/s/ Scott Forbes
Scott Forbes Controller, Chief Accounting Officer and Interim Chief Financial Officer